Exhibit (h)(6)

                              SECOND AMENDMENT TO
                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                               SECOND AMENDMENT TO
                   SECURITIES LENDING AUTHORIZATION AGREEMENT
                                     BETWEEN
                     EACH TRUST LISTED ON SCHEDULE B HERETO,
             ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST,
              SEVERALLY AND NOT JOINTLY, AS SET FORTH ON SCHEDULE B
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

         This Second Amendment (this "Amendment") dated as of March 1, 2007 is between each of the Trusts Listed on Schedule B hereto (each, a "Trust"), on behalf of each respective series of each such Trust, severally and not jointly, as listed, respectively, on Schedule B (each such series, a "Fund", and collectively, the "Funds"), and State Street Bank and Trust Company, a Massachusetts trust company, its affiliates or subsidiaries (collectively referred to herein as "State Street").

         Reference is made to a Securities Lending Authorization Agreement dated August 1, 2005 between the Funds and State Street, as in effect on the date hereof prior to giving effect to this Amendment (the "Agreement"). The Funds and State Street both desire to amend the Agreement as set forth below.

         For value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.       Amendment.
         ---------

       The Agreement is hereby amended by deleting Schedule B to the Agreement in its entirety and replacing it with the revised Schedule B attached hereto.

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment, the Agreement and the other documents and certificates referred to in the Agreement constitute the entire understanding of the parties with respect to the subject matter thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment shall be construed in accordance the laws of the Commonwealth of Massachusetts.

4.       Effective Date. This Second Amendment shall be effective as of March 1,
         2007.

         IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH OF THE PHOENIX SERIES FUND, PHOENIX ASSET TRUST,           THE PHOENIX EDGE SERIES FUND, ON BEHALF OF
PHOENIX INVESTMENT TRUST 97, PHOENIX INVESTMENT TRUST           EACH RESPECTIVE SERIES OF SUCH TRUST AS SET
06, PHOENIX EQUITY TRUST, THE ZWEIG FUND, INC., THE             FORTH ON SCHEDULE B, SEVERALLY AND NOT
ZWEIG TOTAL RETURN FUND, INC., AND PHOENIX ADVISER              JOINTLY
TRUST ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH
TRUST AS SET FORTH ON SCHEDULE B, SEVERALLY AND NOT
JOINTLY



By:                                                             By:

Name:  W. Patrick Bradley                                       Name:  W. Patrick Bradley
       ------------------                                              ------------------
Title: Chief Financial Officer and Treasurer                    Title: Vice President, Chief Financial
       -------------------------------------                           -------------------------------
                                                                       Officer, Treasurer and Principal
                                                                       --------------------------------
                                                                       Accounting Officer
                                                                       ------------------


        STATE STREET BANK AND
        TRUST COMPANY



        By:       /s/ Suzanne Lee
                  --------------------------------------------

        Name:     Suzanne Lee
                  --------------------------------------------

        Title:    Senior Managing Director, Securities Finance
                  --------------------------------------------

                                                    SCHEDULE B
                                                    ----------
      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of August 2005 between EACH
      TRUST LISTED ON SCHEDULE B HERETO (each a "Trust"), ON BEHALF OF EACH RESPECTIVE SERIES OF EACH SUCH TRUST (each, a "Fund," and collectively, the "Funds"), SEVERALLY AND NOT JOINTLY, AS SET FORTH ON SCHEDULE B and
        STATE STREET BANK AND TRUST COMPANY ("State Street"), as amended.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                               TAXPAYER
                                                                               IDENTIFICATION        TAX               LENDING
TRUST NAME                                FUND NAME                            NUMBER                YEAR-END          LIMITS
----------                                ---------                            ------                --------          ------
----------------------------------------- ------------------------------------ --------------------- ----------------- ------------
PHOENIX SERIES FUND                       Phoenix Balanced Fund                04-2987660            10/31             27%
                                          ------------------------------------ --------------------- ----------------- ------------
                                          Phoenix Capital Growth Fund          04-2987654            10/31             27%
                                          (f.k.a. Phoenix-Engemann Capital
                                          Growth Fund)
                                          ------------------------------------ --------------------- ----------------- ------------
                                          Phoenix Core Bond Fund               04-2987655            10/31             27%
                                          ------------------------------------ --------------------- ----------------- ------------
                                          Phoenix Mid-Cap Growth Fund          04-2987666            10/31             27%
                                          (f.k.a. Phoenix-Engemann Mid-Cap
                                          Growth Fund)
                                          ------------------------------------ --------------------- ----------------- ------------
                                          Phoenix HighYield Fund (f.k.a.       04-2987667            10/31             27%
                                          Phoenix-Goodwin High Yield Fund)
----------------------------------------- ------------------------------------ --------------------- ----------------- ------------
PHOENIX ASSET TRUST                       Phoenix Rising Dividends Fund        95-6981193            12/31             24%
(F.K.A. PHOENIX-KAYNE FUNDS)              (f.k.a. Phoenix-Kayne Rising
                                          Dividends Fund)
                                          ------------------------------------ --------------------- ----------------- ------------
                                          Phoenix Small-Mid Cap Fund (f.k.a.   95-7015400            12/31             24%
                                          Phoenix-Kayne Small Cap Fund)
----------------------------------------- ------------------------------------ --------------------- ----------------- ------------
PHOENIX INVESTMENT TRUST 97               Phoenix Small-Cap Value Fund         04-3399200            8/31              27%
----------------------------------------- ------------------------------------ --------------------- ----------------- ------------
PHOENIX INVESTMENT TRUST 06               Phoenix All-Cap Growth Fund          95-6854473            12/31             27%
(F.K.A. THE PHOENIX-ENGEMANN FUNDS)
----------------------------------------- ------------------------------------ --------------------- ----------------- ------------
PHOENIX EQUITY TRUST                      Phoenix Worldwide Strategies Fund    13-6066130            6/30              27%
----------------------------------------- ------------------------------------ --------------------- ----------------- ------------
THE PHOENIX EDGE SERIES FUND              Phoenix Capital Growth Series        04-2958529            12/31             27%
                                          (f.k.a. Phoenix-Engemann Capital
                                          Growth Series)
                                          ------------------------------------ --------------------- ----------------- ------------
                                          Phoenix Multi Sector Fixed Income    04-2958532            12/31             27%
                                          Series (f.k.a. Phoenix-Goodwin
                                          Mulit-Sector Fixed Income Series)
                                          ------------------------------------ --------------------- ----------------- ------------
                                          Phoenix-Aberdeen International       04-3085418            12/31             27%
                                          Series
                                          ------------------------------------ --------------------- ----------------- ------------
                                          Phoenix Strategic Allocation         04-2958531            12/31             27%
                                          Series (f.k.a. Phoenix-Engemann
                                          Strategic Allocation Series)
----------------------------------------- ------------------------------------ --------------------- ----------------- ------------
THE ZWEIG FUND, INC.                      The Zweig Fund, Inc.                 13-3353326            12/31             15%
----------------------------------------- ------------------------------------ --------------------- ----------------- ------------
THE ZWEIG TOTAL RETURN FUND, INC.         The Zweig Total Return Fund, Inc.    13-3474242            12/31             15%
----------------------------------------- ------------------------------------ --------------------- ----------------- ------------
PHOENIX ADVISER TRUST                     Phoenix Foreign Opportunities Fund   33-1070585            2/28              27%
------------------------------------------------------------------------------------------------------------------- ---------------